Exhibit 99.1 Certifications Pursuant to 18 U.S.C. Sec. 1350

The undersigned officer certifies that this Annual Report on Form 10-KSB complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 15th, 2003

ADS Media Group, Inc. f/k/a National Health and Safety Corporation

By:	/s/ Clark R. Doyal
Clark R. Doyal, Chief Executive Officer

The undersigned officer certifies that this Annual Report on Form 10-KSB complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 15th, 2003

ADS Media Group, Inc. f/k/a National Health and Safety Corporation

By:	/s/ Kurt Wilkin
Kurt Wilkin, Accounting Consultant (Chief Accounting Officer)